NEWS RELEASE
FOR IMMEDIATE RELEASE
Nov. 2, 2026

Entergy reports third quarter 2026 financial results
Company narrows guidance range, affirms financial outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported third quarter 2026 earnings per share of $1.98 on an as-reported and an adjusted (non-GAAP) basis.
“We made very strong progress this quarter across customer, operational, regulatory, and financial aspects of our business,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “We have clear line of sight to deliver on our near- and long-term objectives, and we are well positioned to execute on additional opportunities driven by customer needs.”

Business highlights included the following:
•Entergy Arkansas announced an expansion of its service agreement with Google.
•Orange County Advanced Power Station is operational and delivering power to Entergy Texas customers.
•The LPSC approved Entergy Louisiana’s $1.2 billion Babel to Webre transmission project.
•Entergy Louisiana reached a settlement with the LPSC Staff in its Evest filing.
•Entergy Louisiana filed its application for additional Future Ready resilience plan investment.
•The CCNO approved Entergy New Orleans’s four-year FRP extension.
•Entergy Mississippi filed an application to securitize costs associated with Winter Storm Fern.
•The U.S. Department of Energy awarded $14 million in grants to Entergy utility companies to strengthen grid reliability.
•Entergy’s Board of Directors declared a quarterly dividend of 68 cents per share, a six percent increase.
•Entergy received its 52nd EEI emergency response award for restoration efforts following Winter Storm Fern.
•Site Selection magazine named Entergy a top utility in economic development for the 19th consecutive year.

Table of contents	Page
News release Table of appendices and financial statements A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 6 7 10 13 14 15 17 19

Entergy reports third quarter 2026 financial results
Nov. 2, 2026

Consolidated earnings (GAAP and non-GAAP measures)
Third quarter and year-to-date 2026 vs. 2025 (See Appendix A for reconciliation of GAAP to non-GAAP measures and details on adjustments)
	Third quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
(After-tax, $ in millions)
As-reported earnings	940	694	247	1,808	1,522	285
Less adjustments	-	-	-	(14)	-	(14)
Adjusted earnings (non-GAAP)	940	694	247	1,821	1,522	299
Estimated weather impact	116	28	88	108	88	21

(After-tax, per share in $)
As-reported earnings	1.98	1.53	0.45	3.86	3.40	0.46
Less adjustments	-	-	-	(0.03)	-	(0.03)
Adjusted earnings (non-GAAP)	1.98	1.53	0.45	3.89	3.40	0.49
Estimated weather impact	0.24	0.06	0.18	0.23	0.20	0.03

Calculations may differ due to rounding

Consolidated results
For third quarter 2026, the company reported earnings of $940 million, or $1.98 per share, on an as-reported and an adjusted basis. This compared to third quarter 2025 earnings of $694 million, or $1.53 per share, on an as-reported and an adjusted basis.
Summary discussions of results by business follow. Additional details, including information on operating cash flow by business, are provided in Appendix A. Appendix B provides a more detailed analysis of earnings per share variances by business.
Business results
Utility
For third quarter 2026, the Utility business reported earnings attributable to Entergy Corporation of $1,079 million, or $2.28 per share, on an as-reported and an adjusted basis. This compared to third quarter 2025 earnings of $810 million, or $1.79 per share, on an as-reported and an adjusted basis.
The primary drivers for the quarter’s earnings increase included:
•higher retail sales volume, including the effects of weather;
•the net effect of regulatory actions across several operating companies;
•return on construction work in progress for certain utility plant investments; and
•higher other income (deductions).

These drivers were partially offset by higher interest expense, other O&M, and depreciation and amortization.

On a per share basis, third quarter 2026 results reflected higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in 2025 and 2026.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For third quarter 2026, Parent & Other reported a loss attributable to Entergy Corporation of $(139 million), or (29) cents per share, on an as-reported and an adjusted basis. This compared to a third quarter 2025 loss of $(117 million), or (26) cents per share, on an as-reported and an adjusted basis.

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Entergy reports third quarter 2026 financial results
Nov. 2, 2026

The primary driver for the quarter-over-quarter change was higher interest expense.
On a per share basis, third quarter 2026 results reflected higher diluted average number of common shares outstanding (see details in Utility section).
Earnings per share guidance
Entergy narrowed its 2026 adjusted earnings per share guidance to a range of $4.35 to $4.45. See the earnings call presentation for additional details.
The company has provided 2026 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described in the “Non-GAAP financial measures” section. The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include, among other things, certain significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Monday, Nov. 2, 2026, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The earnings call presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through Nov. 9, 2026, by dialing 800-770-2030, conference ID 9024832.
Entergy (NYSE: ETR) generates, transmits and distributes electricity to power life for more than 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi and Texas. We’re focused on keeping costs for our customers as low as possible while providing reliable energy that our communities count on. We’re also investing in growth for the future with a more resilient, cleaner energy system that includes modern natural gas, nuclear and renewable energy generation. As a nationally recognized leader in sustainability and corporate citizenship, we deliver more than $100 million in economic benefits each year to the communities we serve through philanthropy, volunteerism and advocacy. Entergy is a Fortune 500 company headquartered in New Orleans, Louisiana, and has approximately 12,000 employees. Learn more at Entergy.com and connect with @Entergy on social media.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the earnings call presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.
Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important

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Entergy reports third quarter 2026 financial results
Nov. 2, 2026

milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of adjusted earnings, which excludes the effect of certain “adjustments”. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, owners, and analysts; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE, adjusted ROE excluding affiliate preferred, FFO to adjusted debt, gross liquidity, net liquidity, adjusted Parent debt to total adjusted debt, adjusted debt to adjusted capitalization, and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board of directors discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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Entergy reports third quarter 2026 financial results
Nov. 2, 2026

Cautionary note regarding forward-looking statements
This news release contains certain “forward-looking statements” within the meaning of federal securities laws that are subject to risks and uncertainties. Such statements include, among other things, statements regarding Entergy’s adjusted earnings per share guidance and outlooks; the company’s capital plan; retail and industrial sales growth outlooks; other financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations within this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K and any subsequent public filings with the Securities and Exchange Commission; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risks that any such transaction may not be completed as and when expected or the anticipated benefits may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from large-scale data centers and other large customers, and to manage the impacts of such growth on customers and its business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) risks and uncertainties associated with the resolution of pending or future applications, regulatory proceedings, litigation or governmental official actions relating to generation, transmission, or other facilities and the effect of related public and political opposition, including, in each case, those relating to any facilities designed to serve large-scale data centers; (i) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, such as changes in monetary, fiscal, trade, tax, environmental, or energy (including, among other things, data center energy use, efficiency standards, and sources of power) policies, as well as changes in utility regulations, including those relating to new projects designed to serve the increased load growth of large-scale data centers and other large customers; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Investor inquiries: Liz Hunter 504-576-3294 ehunte1@entergy.com	Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com

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Third quarter 2026 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Third quarter and year-to-date 2026 vs. 2025 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Third quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	1,079	810	269	2,245	1,899	346
Parent & Other	(139)	(117)	(22)	(437)	(376)	(61)
Consolidated	940	694	247	1,808	1,522	285

Less adjustments
Utility	-	-	-	-	-	-
Parent & Other	-	-	-	(14)	-	(14)
Consolidated	-	-	-	(14)	-	(14)

Adjusted earnings (loss) (non-GAAP)
Utility	1,079	810	269	2,245	1,899	346
Parent & Other	(139)	(117)	(22)	(424)	(376)	(47)
Consolidated	940	694	247	1,821	1,522	299
Estimated weather impact	116	28	88	108	88	21

Diluted average number of common shares outstanding (in millions)	474	454	21	468	447	21

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	2.28	1.79	0.49	4.80	4.25	0.55
Parent & Other	(0.29)	(0.26)	(0.04)	(0.93)	(0.84)	(0.09)
Consolidated	1.98	1.53	0.45	3.86	3.40	0.46

Less adjustments
Utility	-	-	-	-	-	-
Parent & Other	-	-	-	(0.03)	-	(0.03)
Consolidated	-	-	-	(0.03)	-	(0.03)

Adjusted earnings (loss) (non-GAAP)
Utility	2.28	1.79	0.49	4.80	4.25	0.55
Parent & Other	(0.29)	(0.26)	(0.04)	(0.91)	(0.84)	(0.06)
Consolidated	1.98	1.53	0.45	3.89	3.40	0.49
Estimated weather impact	0.24	0.06	0.18	0.23	0.20	0.03

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the earnings (loss) by the corresponding diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/ (negative) impact on earnings or EPS)
Third quarter and year-to-date 2026 vs. 2025
	Third quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
(Pre-tax except for income tax effect and totals; $ in millions)
Parent & Other
1Q26 impairment related to the sale of a non-utility business interest in Independence power plant	-	-	-	(18)	-	(18)
Income tax effect on Parent & Other adjustment above	-	-	-	4	-	4
Total Parent and Other	-	-	-	(14)	-	(14)

Total adjustments	-	-	-	(14)	-	(14)

(After-tax, per share in $) (b)
Parent & Other
1Q26 impairment related to the sale of a non-utility business interest in Independence power plant	-	-	-	(0.03)	-	(0.03)
Total Parent & Other	-	-	-	(0.03)	-	(0.03)

Total adjustments	-	-	-	(0.03)	-	(0.03)

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the earnings (loss) by the income tax rate that is expected to apply and dividing by the corresponding diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
Third quarter and year-to-date 2026 vs. 2025
(Pre-tax except for income taxes and totals; $ in millions)
	Third quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
Parent & Other
Asset write-offs, impairments, and related charges	-	-	-	(18)	-	(18)
Income taxes	-	-	-	4	-	4
Total Parent & Other	-	-	-	(14)	-	(14)

Total adjustments	-	-	-	(14)	-	(14)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Third quarter and year-to-date 2026 vs. 2025
($ in millions)
	Third quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
Utility	2,267	2,177	90	5,158	4,114	1,044
Parent & Other	(32)	(42)	10	(201)	(181)	(20)
Consolidated	2,235	2,135	100	4,957	3,933	1,024

Calculations may differ due to rounding

Year to date OCF increased primarily due to higher receipts of advance payments related to customer agreements and higher collections from Utility customers. These increases were partially offset by higher fuel and purchased power payments, lower proceeds from the transfer of production tax credits, the timing of payments to vendors, higher ad valorem tax payments partly due to the timing of payments, and higher interest payments.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2026 versus 2025 as-reported and adjusted earnings per share variances.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d)
Third quarter 2026 vs. 2025
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2025 earnings (loss)	1.79	1.79		(0.26)	(0.26)		1.53	1.53
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	0.76	0.76	(e)	-	-		0.76	0.76
Nuclear refueling outage expenses	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Other O&M	(0.10)	(0.10)	(f)	-	-		(0.10)	(0.10)
Asset write-offs, impairments, and related charges	0.02	0.02		-	-		0.02	0.02
Decommissioning	-	-		-	-		-	-
Taxes other than income taxes	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Depreciation and amortization	(0.05)	(0.05)	(g)	-	-		(0.04)	(0.04)
Other income (deductions)	0.10	0.10	(h)	0.02	0.02		0.12	0.12
Interest expense	(0.13)	(0.13)	(i)	(0.06)	(0.06)	(j)	(0.19)	(0.19)
Income taxes – other	0.01	0.01		(0.01)	(0.01)		0.01	0.01
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.10)	(0.10)		0.01	0.01		(0.09)	(0.09)	(k)
2026 earnings (loss)	2.28	2.28		(0.29)	(0.29)		1.98	1.98

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (c), (d)
Year-to-date 2026 vs. 2025
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2025 earnings (loss)	4.25	4.25		(0.84)	(0.84)		3.40	3.40
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	0.84	0.84	(e)	-	-		0.84	0.84
Nuclear refueling outage expenses	0.01	0.01		-	-		0.01	0.01
Other O&M	(0.18)	(0.18)	(f)	(0.01)	(0.01)		(0.18)	(0.18)
Asset write-offs, impairments, and related charges	0.02	0.02		(0.03)	-	(l)	(0.01)	0.02
Decommissioning	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	(0.05)	(0.05)	(m)	-	-		(0.05)	(0.05)
Depreciation and amortization	(0.14)	(0.14)	(g)	-	-		(0.13)	(0.13)
Other income (deductions)	0.56	0.56	(h)	0.03	0.03	(n)	0.59	0.59
Interest expense	(0.31)	(0.31)	(i)	(0.12)	(0.12)	(j)	(0.42)	(0.42)
Income taxes – other	0.04	0.04	(o)	(0.01)	(0.01)		0.03	0.03
Preferred dividend requirements and noncontrolling interests	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Share effect	(0.22)	(0.22)		0.04	0.04		(0.18)	(0.18)	(k)
2026 earnings (loss)	4.80	4.80		(0.93)	(0.91)		3.86	3.89

h
Calculations may differ due to rounding

(c)Utility operating revenue and Utility income taxes – other variances exclude the following for the return/collection of excess/deficient unprotected ADIT (net effect was neutral to earnings) ($ in millions):

	3Q26	3Q25	YTD26	YTD25
Utility operating revenue	(11)	(8)	(39)	(14)
Utility income taxes – other	11	8	39	14
(d)EPS effects of individual income statement line item variances are calculated by multiplying the pre-tax amount by the income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line-item variances. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.
(e)The third quarter and year-to-date earnings increases reflected higher electric volume including the effects of weather and the effect of rate actions including: E-AR’s FRP, E-AR’s Generating Arkansas Jobs Act rider, E-LA’s FRP (including FRP riders), E-LA’s RPCR, E-MS’s FRP interim facilities rate adjustment, E-TX’s TCRF, and E-TX’s DCRF. Higher revenue related to the amortization of customer advances designed to provide a return on CWIP for certain utility plant investments, which is recognized as costs are incurred, contributed to the increases. The increases also reflected higher revenues associated with Grand Gulf primarily due to higher other O&M and higher return on rate base as well as higher miscellaneous revenue primarily due to higher pole attachment revenues. The increases were partially offset by the receipt of liquidated damages at E-MS in third quarter 2025 which resulted from a counterparty’s termination of a purchased power agreement. The year-to-date results also reflected the effects of E-MS’s grid modernization rider, and the sale of the natural gas LDC businesses in July 2025. Changes in regulatory provisions for decommissioning items were also a driver (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral).

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2026 vs. 2025 ($ EPS)

	3Q	YTD
Electric volume / weather	0.33	0.36
Retail electric price	0.33	0.65
Return on CWIP for certain utility plant investments	0.09	0.21
Grand Gulf recovery	0.02	0.02
Miscellaneous revenue	0.02	0.06
E-MS 3Q25 PPA termination proceeds	(0.02)	(0.03)
E-TX capacity costs net of recovery	(0.01)	0.01
Sale of natural gas LDCs	-	(0.11)
Reg. provisions for decommissioning items	-	(0.36)
Other	-	0.03
Total	0.76	0.84
(f)The third quarter earnings decrease from higher Utility other O&M was primarily due to higher power delivery expenses driven by an increase in vegetation maintenance costs and higher power generation expenses largely due to a higher scope of work performed in 2026 as compared to 2025, including during plant outages. The year-to-date earnings decrease from higher Utility other O&M reflected higher power delivery expenses primarily due to increased vegetation maintenance costs as well as an increase in compensation and benefits costs mainly due to higher healthcare claims, the timing of recognition of prescription drug rebates, and revisions to estimated incentive-based compensation expense. The year-to-date decrease was partially offset by higher nuclear insurance refunds, lower gas operations expenses resulting from the sale of natural gas LDC businesses, and lower loss provisions and bad debt expense. The third quarter and year-to-date decreases also reflected a gain from the sale of natural gas LDC businesses as well as various project write-offs in third quarter 2025.
(g)The third quarter and year-to-date earnings decreases from higher Utility depreciation and amortization were primarily due to higher plant in service. The decreases also reflected higher FERC jurisdictional depreciation rates at E-AR and E -LA effective Jan. 2026, and increases in E-LA’s nuclear depreciation rates effective Sept. 2025 and Sept. 2026.
(h)The third quarter and year-to-date earnings increases from higher Utility other income (deductions) reflected higher amortization of tax gross ups on customer advances, higher external interest income, and higher AFUDC–equity due to higher construction work in progress. The year-to-date increase was partially offset by a true-up of E-LA’s MISO cost recovery mechanism in second quarter 2025 as well as lower intercompany dividend income from affiliate preferred membership interest related to storm cost securitizations (intercompany dividend income largely offset at P&O). The year-

to-date variance included changes in nuclear decommissioning trust returns (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral).
(i)The third quarter and year-to-date earnings decreases from higher Utility interest expense were primarily due to higher debt balances, higher average interest rates, and higher carrying costs on customer advances. The decreases also reflected 2026 carrying costs on retained proceeds from the monetization of production tax credits.
(j)The third quarter and year-to-date earnings decreases from higher Parent & Other interest expense were primarily due to the issuance of $1.3 billion and $1.5 billion of junior subordinated debentures in Nov. 2025 and Aug. 2026, respectively.
(k)The third quarter and year-to-date earnings per share decreases from share effect were due to higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in Oct. 2025, Feb. 2026, June 2026, and Sept. 2026.
(l)The year-to-date as-reported earnings decrease from higher Parent & Other asset write-offs, impairments, and related charges was due to a first quarter 2026 $(18 million) ($(14 million) after tax) non-cash impairment related to the sale of a non-utility business interest in the Independence power plant (considered an adjustment and excluded from adjusted earnings).
(m)The year-to-date earnings decrease from higher Utility taxes other than income taxes was primarily due to increases in ad valorem taxes resulting from higher assessments.
(n)The year-to-date earnings increase from higher Parent & Other other income (deductions) was primarily due to lower intercompany dividends on affiliated preferred membership interest related to storm cost securitization (largely offset at Utility).
(o)The year-to-date earnings increase from lower Utility income taxes – other was primarily due to tax benefits associated with the exercise of stock-based compensation in first quarter 2026.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Third quarter and year-to-date 2026 vs. 2025
	Third quarter				Year-to-date
	2026	2025	% change	% weather adj. (p)	2026	2025	% change	% weather adj. (p)
GWh sold
Residential	13,163	11,692	12.6	6.1	29,955	29,376	2.0	2.4
Commercial	8,973	8,499	5.6	1.9	22,410	22,007	1.8	0.7
Governmental	673	678	(0.7)	(1.2)	1,846	1,853	(0.4)	(0.3)
Industrial	17,055	16,255	4.9	4.9	50,114	45,707	9.6	9.6
Total retail	39,864	37,124	7.4	4.5	104,325	98,943	5.4	5.3
Wholesale	3,528	4,079	(13.5)		9,655	9,847	(1.9)
Total	43,392	41,203	5.3		113,980	108,790	4.8

Number of electric retail customers
Residential					2,643,202	2,625,811	0.7
Commercial					373,111	372,226	0.2
Governmental					19,167	18,845	1.7
Industrial					46,089	48,306	(4.6)
Total					3,081,569	3,065,188	0.5

Other O&M and nuclear refueling outage exp. per MWh	$19.71	$19.15	2.9		$20.43	$20.48	(0.2)

Calculations may differ due to rounding
(p)The effects of weather were estimated using hourly heating degree days and cooling degree days for the period from various locations and comparing to a “normal” temperature range for each jurisdiction based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, weather-adjusted retail sales increased 4.5 percent. Residential sales growth was 6.1 percent. Industrial sales growth was 4.9 percent, driven by higher sales to data center and primary metals customers. Commercial sales increased 1.9 percent.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
2026 vs. 2025 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)
For 12 months ending Sept. 30	2026	2025	Change
GAAP measure
As-reported ROE	11.2%	11.4%	(0.2)%

Non-GAAP financial measure
Adjusted ROE	11.3%	11.4%	(0.2)%

As of Sept. 30 ($ in millions, except where noted)	2026	2025	Change
GAAP measures
Cash and cash equivalents	4,205	1,517	2,688
Available revolver capacity	4,346	4,346	-
Commercial paper	105	1,398	(1,293)
Total debt	34,936	30,563	4,373
Junior subordinated debentures	4,000	1,200	2,800
Securitization debt	213	231	(18)
Total debt to total capital	63%	64%	(1)%
Storm escrows	317	307	10

Non-GAAP financial measures ($ in millions, except where noted)
FFO to adjusted debt	16.8%	16.8%	-
Adjusted debt to adjusted capitalization	60%	63%	(3)%
Adjusted net debt to adjusted net capitalization	56%	62%	(5)%
Gross liquidity	8,551	5,863	2,688
Net liquidity	10,907	7,846	3,061
Adjusted Parent debt to total adjusted debt	14%	18%	(4)%

Build-to-suit lease agreement (q)	1,450	-	1,450

Calculations may differ due to rounding
(q)Maximum counterparty commitment; see Form 10-K for the fiscal year ended Dec. 2025 for additional details.

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by average common equity
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total capitalization	Sum of total debt, subsidiaries’ preferred stock without sinking fund, total equity, and subsidiaries’ preferred stock without sinking fund and noncontrolling interests
Total debt	Sum of currently maturing long-term debt, long-term debt, notes payable and commercial paper, and finance lease obligations
Total debt to total capitalization	Total debt divided by total capitalization
Financial measures – non-GAAP
Adjusted capitalization	Total capitalization excluding securitization debt
Adjusted debt	Total debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted earnings (loss)	As-reported earnings (loss) minus adjustments
Adjusted EPS	Adjusted earnings (loss) divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities plus unamortized debt issuance costs and discounts minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses
FFO	Last twelve months OCF minus preferred dividend requirements of subsidiaries, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, customer advances – current, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of gross liquidity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ACM ADIT AFUDC APSC BESS CAGR CCCT CCNO CFO COD CT CWIP DCRF DRM E-AR E-LA E-MS E-NO E-TX EEI EPS ETR FERC FFO FRP GAAP GCRR GGO Grand Gulf or GGNS Independence LDC
Additional Capacity Mechanism
Accumulated deferred income taxes
Allowance for funds used during construction
Arkansas Public Service Commission
Battery and energy storage system
Compound annual growth rate
Combined cycle combustion turbine
Council of the City of New Orleans
Cash from operations
Commercial operation date
Combustion turbine
Construction work in progress
Distribution Cost Recovery Factor
Distribution Recovery Mechanism
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Edison Electric Institute
Earnings per share
Entergy Corporation
Federal Energy Regulatory Commission
Funds from operations
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Geaux Green Option
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Independence Steam Electric Station
Local distribution company
LPSC LTM MCRM MISO Moody’s MPSC NDT NYSE O&M OCAPS OCF OpCo Other O&M P&O PMR PPA PUCT RECs RSHCR ROE RPCR S&P SEC SERI TAM TCRF TRM VMR WACC
Louisiana Public Service Commission
Last twelve months
MISO Cost Recovery Mechanism
Midcontinent Independent System Operator, Inc.
Moody’s Ratings
Mississippi Public Service Commission
Nuclear decommissioning trust
New York Stock Exchange
Operation and maintenance
Orange County Advanced Power Station (CCCT)
Net cash flow provided by operating activities
Utility operating company
Other operation and maintenance expense
Parent & Other
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Renewable energy certificates
Resilience and Storm Hardening Cost Recovery
Return on equity
Resilience Plan Cost Recovery Rider
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Tax Adjustment Mechanism
Transmission Cost Recovery Factor
Transmission Recovery Mechanism
Vegetation management rider
Weighted average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Third quarter
		2026	2025
As-reported net income attributable to Entergy Corporation	(A)	2,044	1,809
Adjustments	(B)	(14)	(5)

Adjusted earnings (non-GAAP)	(C)=(A-B)	2,057	1,814

Average common equity (average of beginning and ending balances)	(D)	18,231	15,847

As-reported ROE	(A/D)	11.2%	11.4%
Adjusted ROE (non-GAAP)	(C/D)	11.3%	11.4%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		Third quarter
		2026	2025
Total debt	(A)	34,936	30,563
Securitization debt	(B)	213	231
50% junior subordinated debentures	(C)	2,000	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	32,723	29,733

Net cash flow provided by operating activities, LTM	(E)	6,175	5,312

Preferred dividend requirements of subsidiaries, LTM	(F)	(18)	(18)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(85)	(43)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(322)	(114)
Fuel inventory		31	6
Accounts payable		56	269
Taxes accrued		63	64
Interest accrued		117	30
Deferred fuel costs		(245)	(216)
Customer advances – current		1,291	445
Other working capital accounts		(225)	(117)
Securitization regulatory charges, LTM		19	17
Total	(H)	786	384

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	5,492	4,989

FFO to adjusted debt (non-GAAP)	(I/D)	16.8%	16.8%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		Third quarter
		2026	2025
Total debt	(A)	34,936	30,563
Securitization debt	(B)	213	231
50% junior subordinated debentures	(C)	2,000	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	32,723	29,733
Cash and cash equivalents	(E)	4,205	1,517
Adjusted net debt (non-GAAP)	(F)=(D-E)	28,518	28,216

Commercial paper	(G)	105	1,398

Total capitalization	(H)	55,047	47,539
Securitization debt	(B)	213	231
Adjusted capitalization (non-GAAP)	(I)=(H-B)	54,834	47,308
Cash and cash equivalents	(E)	4,205	1,517
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	50,629	45,791

Total debt to total capitalization	(A/H)	63%	64%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	60%	63%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	56%	62%

Available revolver capacity	(K)	4,346	4,346

Storm escrows	(L)	317	307
Equity sold forward, not yet settled (r)	(M)	2,144	3,075

Gross liquidity (non-GAAP)	(N)=(E+K)	8,551	5,863
Net liquidity (non-GAAP)	(N-G+L+M)	10,907	7,846

Entergy Corporation notes:
Due Sept. 2026		-	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due Dec. 2054		1,200	1,200
Junior subordinated debentures due June 2056		700	-
Junior subordinated debentures due June 2056		600	-
Junior subordinated debentures due Dec. 2056		750	-
Junior subordinated debentures due Dec. 2058		750	-
Total Parent long-term debt	(O)	6,500	4,450
Revolver drawn	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(68)	(41)
Total Parent debt	(R)=(G+O+P+Q)	6,536	5,808

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	4,536	5,208

Adjusted Parent debt to total adjusted debt (non-GAAP)	(S/D)	14%	18%

Calculations may differ due to rounding
(r)Reflects adjustments, including for common dividends between contracting and settlement.

Financial statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$59,586	$4,956	$64,542
Temporary cash investments	4,049,011	91,487	4,140,498
Total cash and cash equivalents	4,108,597	96,443	4,205,040
Accounts receivable:
Customer	1,301,873	—	1,301,873
Allowance for doubtful accounts	(36,584)	—	(36,584)
Associated companies	3,689	(3,689)	—
Other	195,700	3,275	198,975
Accrued unbilled revenues	649,647	—	649,647
Total accounts receivable	2,114,325	(414)	2,113,911
Deferred fuel costs	227,306	—	227,306
Fuel inventory - at average cost	117,181	1,648	118,829
Materials and supplies	1,773,995	2,618	1,776,613
Deferred nuclear refueling outage costs	105,891	—	105,891
Prepayments and other	650,085	(210,064)	440,021
TOTAL	9,097,380	(109,769)	8,987,611

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,803,078	(3,803,078)	—
Decommissioning trust funds	6,640,318	—	6,640,318
Non-utility property - at cost (less accumulated depreciation)	472,616	6,404	479,020
Storm reserve escrow accounts	317,145	—	317,145
Other	62,096	68,510	130,606
TOTAL	11,295,253	(3,728,164)	7,567,089

PROPERTY, PLANT, AND EQUIPMENT

Electric	77,144,472	100,975	77,245,447
Construction work in progress	10,756,763	157	10,756,920
Nuclear fuel	815,517	—	815,517
TOTAL PROPERTY, PLANT, AND EQUIPMENT	88,716,752	101,132	88,817,884
Less - accumulated depreciation and amortization	29,530,256	72,960	29,603,216
PROPERTY, PLANT, AND EQUIPMENT - NET	59,186,496	28,172	59,214,668

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,884,562	—	4,884,562
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	15,784	3,756	19,540
Other	690,683	(48,441)	642,242
TOTAL	6,130,812	(44,685)	6,086,127

TOTAL ASSETS	$85,709,941	$(3,854,446)	$81,855,495

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,010,218	$—	$1,010,218
Notes payable and commercial paper:
Associated companies	75,564	(75,564)	—
Other	27,297	104,900	132,197
Accounts payable:
Associated companies	36,058	(36,058)	—
Other	2,626,536	4,136	2,630,672
Customer deposits	495,700	—	495,700
Taxes accrued	682,333	15,465	697,798
Interest accrued	334,169	85,878	420,047
Deferred fuel costs	23,562	—	23,562
Pension and other postretirement liabilities	49,547	11,013	60,560
Customer advances	1,832,762	—	1,832,762
Other	284,532	4,086	288,618
TOTAL	7,478,278	113,856	7,592,134

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,446,225	(2,036,267)	6,409,958
Accumulated deferred investment tax credits	181,023	—	181,023
Regulatory liability for income taxes - net	1,009,678	—	1,009,678
Other regulatory liabilities	3,898,506	—	3,898,506
Customer advances	188,398	—	188,398
Decommissioning and asset retirement cost liabilities	5,119,786	709	5,120,495
Accumulated provisions	476,421	213	476,634
Pension and other postretirement liabilities	70,721	8,763	79,484
Long-term debt	27,238,605	6,431,503	33,670,108
Customer advances for construction	2,200,124	—	2,200,124
Other	1,328,121	(410,455)	917,666
TOTAL	50,157,608	3,994,466	54,152,074

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2026 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;
issued 607,671,791 shares in 2026	2,280,842	(2,274,765)	6,077
Paid-in capital	5,785,027	5,111,853	10,896,880
Retained earnings	19,799,422	(6,177,701)	13,621,721
Accumulated other comprehensive income	38,843	(41,931)	(3,088)
Less - treasury stock, at cost (129,850,779 shares in 2026)	120,000	4,600,723	4,720,723
TOTAL SHAREHOLDERS' EQUITY	27,784,134	(7,983,267)	19,800,867
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	94,760	(3,750)	91,010
TOTAL	27,878,894	(7,987,017)	19,891,877

TOTAL LIABILITIES AND EQUITY	$85,709,941	$(3,854,446)	$81,855,495

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$39,221	$6,674	$45,895
Temporary cash investments	1,817,764	65,257	1,883,021
Total cash and cash equivalents	1,856,985	71,931	1,928,916
Accounts receivable:
Customer	735,734	—	735,734
Allowance for doubtful accounts	(32,324)	—	(32,324)
Associated companies	4,643	(4,643)	—
Other	239,157	3,245	242,402
Accrued unbilled revenues	524,420	—	524,420
Total accounts receivable	1,471,630	(1,398)	1,470,232
Deferred fuel costs	54,133	—	54,133
Fuel inventory - at average cost	125,480	6,494	131,974
Materials and supplies	1,705,669	4,726	1,710,395
Deferred nuclear refueling outage costs	86,497	—	86,497
Prepayments and other	431,881	(7,177)	424,704
TOTAL	5,732,275	74,576	5,806,851

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,014,624	(4,014,624)	—
Decommissioning trust funds	6,300,880	—	6,300,880
Non-utility property - at cost (less accumulated depreciation)	475,121	6,469	481,590
Storm reserve escrow accounts	308,784	—	308,784
Other	57,013	67,401	124,414
TOTAL	11,156,422	(3,940,754)	7,215,668

PROPERTY, PLANT, AND EQUIPMENT

Electric	74,546,777	204,140	74,750,917
Construction work in progress	6,018,996	1,012	6,020,008
Nuclear fuel	834,690	—	834,690
TOTAL PROPERTY, PLANT, AND EQUIPMENT	81,400,463	205,152	81,605,615
Less - accumulated depreciation and amortization	28,598,552	152,449	28,751,001
PROPERTY, PLANT, AND EQUIPMENT - NET	52,801,911	52,703	52,854,614

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,005,976	—	5,005,976
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	12,311	3,229	15,540
Other	477,426	(25,128)	452,298
TOTAL	6,035,496	(21,899)	6,013,597

TOTAL ASSETS	$75,726,104	$(3,835,374)	$71,890,730

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,625,140	$750,000	$2,375,140
Notes payable and commercial paper:
Other	20,012	637,762	657,774
Accounts payable:
Associated companies	43,470	(43,470)	—
Other	2,560,083	5,463	2,565,546
Customer deposits	479,796	—	479,796
Taxes accrued	526,984	(1,795)	525,189
Interest accrued	256,476	29,181	285,657
Deferred fuel costs	14,562	—	14,562
Pension and other postretirement liabilities	51,906	11,308	63,214
Customer advances	632,850	—	632,850
Other	218,775	4,465	223,240
TOTAL	6,430,054	1,392,914	7,822,968

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,503,093	(1,910,412)	5,592,681
Accumulated deferred investment tax credits	187,173	—	187,173
Regulatory liability for income taxes - net	1,079,699	—	1,079,699
Other regulatory liabilities	3,911,839	—	3,911,839
Customer advances	35,000	—	35,000
Decommissioning and asset retirement cost liabilities	4,943,671	3,859	4,947,530
Accumulated provisions	495,549	230	495,779
Pension and other postretirement liabilities	70,484	43,446	113,930
Long-term debt	22,956,499	4,945,522	27,902,021
Customer advances for construction	1,615,455	—	1,615,455
Other	1,359,531	(406,453)	953,078
TOTAL	44,157,993	2,676,192	46,834,185

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized $1,000,000 shares;
issued shares in 2025 - none	—	—	—
Common stock, 0.01 par value, authorized 998,000,000 shares;
issued 583,203,774 shares in 2025	2,280,842	(2,275,010)	5,832
Paid-in capital	5,420,248	3,559,139	8,979,387
Retained earnings	17,223,994	(4,525,558)	12,698,436
Accumulated other comprehensive income (loss)	42,971	(45,977)	(3,006)
Less - treasury stock, at cost (130,864,409 shares in 2025)	120,000	4,637,573	4,757,573
TOTAL SHAREHOLDERS' EQUITY	24,848,055	(7,924,979)	16,923,076
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	94,841	(3,750)	91,091
TOTAL	24,942,896	(7,928,729)	17,014,167

TOTAL LIABILITIES AND EQUITY	$75,726,104	$(3,835,374)	$71,890,730

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$4,352,903	$—	$4,352,903
Other	—	12,265	12,265
Total	4,352,903	12,265	4,365,168

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	722,931	2,586	725,517
Purchased power	458,189	5,815	464,004
Nuclear refueling outage expenses	29,851	—	29,851
Other operation and maintenance	825,274	7,605	832,879
Decommissioning	60,193	15	60,208
Taxes other than income taxes	240,537	586	241,123
Depreciation and amortization	550,905	496	551,401
Other regulatory charges (credits) - net	(20,968)	—	(20,968)
Total	2,866,912	17,103	2,884,015

OPERATING INCOME	1,485,991	(4,838)	1,481,153

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	61,413	—	61,413
Interest and investment income	163,875	(63,579)	100,296
Miscellaneous - net	17,869	(948)	16,921
Total	243,157	(64,527)	178,630

INTEREST EXPENSE
Interest expense	371,108	89,818	460,926
Allowance for borrowed funds used during construction	(25,371)	—	(25,371)
Total	345,737	89,818	435,555

INCOME BEFORE INCOME TAXES	1,383,411	(159,183)	1,224,228

Income taxes	299,272	(20,613)	278,659

CONSOLIDATED NET INCOME	1,084,139	(138,570)	945,569

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,755	499	5,254

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,079,384	$(139,069)	$940,315

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.30	($0.30)	$2.00
DILUTED	$2.28	($0.29)	$1.98

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			470,160,658
DILUTED			474,433,773
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,797,177	$—	$3,797,177
Natural gas	155	—	155
Other	—	14,687	14,687
Total	3,797,332	14,687	3,812,019

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	817,038	5,760	822,798
Purchased power	265,629	4,111	269,740
Nuclear refueling outage expenses	25,225	—	25,225
Other operation and maintenance	763,966	7,200	771,166
Asset write-offs, impairments, and related charges	12,795	—	12,795
Decommissioning	57,232	81	57,313
Taxes other than income taxes	231,792	579	232,371
Depreciation and amortization	523,748	1,637	525,385
Other regulatory charges (credits) - net	(23,815)	—	(23,815)
Total	2,673,610	19,368	2,692,978

OPERATING INCOME	1,123,722	(4,681)	1,119,041

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	53,887	—	53,887
Interest and investment income	177,587	(71,497)	106,090
Miscellaneous - net	(49,454)	(955)	(50,409)
Total	182,020	(72,452)	109,568

INTEREST EXPENSE
Interest expense	290,204	56,788	346,992
Allowance for borrowed funds used during construction	(22,114)	—	(22,114)
Total	268,090	56,788	324,878

INCOME BEFORE INCOME TAXES	1,037,652	(133,921)	903,731

Income taxes	223,065	(17,758)	205,307

CONSOLIDATED NET INCOME	814,587	(116,163)	698,424

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,125	499	4,624

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$810,462	$(116,662)	$693,800

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.82	($0.26)	$1.55
DILUTED	$1.79	($0.26)	$1.53

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			446,532,648
DILUTED			453,550,895
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,036,664	$—	$11,036,664
Other	—	39,768	39,768
Total	11,036,664	39,768	11,076,432

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,085,028	11,656	2,096,684
Purchased power	1,121,944	12,346	1,134,290
Nuclear refueling outage expenses	82,427	—	82,427
Other operation and maintenance	2,246,439	31,423	2,277,862
Asset write-offs, impairments, and related charges	—	18,059	18,059
Decommissioning	178,387	162	178,549
Taxes other than income taxes	660,619	1,798	662,417
Depreciation and amortization	1,637,204	2,505	1,639,709
Other regulatory charges (credits) - net	82,971	—	82,971
Total	8,095,019	77,949	8,172,968

OPERATING INCOME	2,941,645	(38,181)	2,903,464

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	163,494	—	163,494
Interest and investment income	690,722	(199,708)	491,014
Miscellaneous - net	1,073	(11,176)	(10,103)
Total	855,289	(210,884)	644,405

INTEREST EXPENSE
Interest expense	1,045,842	248,114	1,293,956
Allowance for borrowed funds used during construction	(68,408)	—	(68,408)
Total	977,434	248,114	1,225,548

INCOME BEFORE INCOME TAXES	2,819,500	(497,179)	2,322,321

Income taxes	559,600	(61,473)	498,127

CONSOLIDATED NET INCOME	2,259,900	(435,706)	1,824,194

Preferred dividend requirements of subsidiaries and noncontrolling interests	14,859	1,497	16,356

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,245,041	$(437,203)	$1,807,838

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.86	($0.95)	$3.92
DILUTED	$4.80	($0.93)	$3.86

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			461,594,311
DILUTED			467,802,391
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,829,988	$—	$9,829,988
Natural gas	112,664	—	112,664
Other	—	45,090	45,090
Total	9,942,652	45,090	9,987,742

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,787,794	15,800	1,803,594
Purchased power	980,555	11,036	991,591
Nuclear refueling outage expenses	87,879	—	87,879
Other operation and maintenance	2,139,736	28,560	2,168,296
Asset write-offs, impairments, and related charges	12,795	—	12,795
Decommissioning	169,574	237	169,811
Taxes other than income taxes	630,721	2,189	632,910
Depreciation and amortization	1,555,979	4,932	1,560,911
Other regulatory charges (credits) - net	(96,615)	—	(96,615)
Total	7,268,418	62,754	7,331,172

OPERATING INCOME	2,674,234	(17,664)	2,656,570

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	149,210	—	149,210
Interest and investment income	445,010	(218,095)	226,915
Miscellaneous - net	(74,224)	(5,181)	(79,405)
Total	519,996	(223,276)	296,720

INTEREST EXPENSE
Interest expense	857,954	180,489	1,038,443
Allowance for borrowed funds used during construction	(61,700)	—	(61,700)
Total	796,254	180,489	976,743

INCOME BEFORE INCOME TAXES	2,397,976	(421,429)	1,976,547

Income taxes	490,174	(46,427)	443,747

CONSOLIDATED NET INCOME	1,907,802	(375,002)	1,532,800

Preferred dividend requirements of subsidiaries and noncontrolling interests	8,813	1,497	10,310

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,898,989	$(376,499)	$1,522,490

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.33	($0.86)	$3.47
DILUTED	$4.25	($0.84)	$3.40

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			438,746,880
DILUTED			447,250,827
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$13,981,990	$—	$13,981,990
Natural gas	(57)	—	(57)
Other	—	53,443	53,443
Total	13,981,933	53,443	14,035,376

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,635,581	16,912	2,652,493
Purchased power	1,369,104	14,593	1,383,697
Nuclear refueling outage expenses	107,977	—	107,977
Other operation and maintenance	3,119,703	44,960	3,164,663
Asset write-offs, impairments, and related charges	—	18,059	18,059
Decommissioning	236,369	245	236,614
Taxes other than income taxes	845,798	2,373	848,171
Depreciation and amortization	2,152,279	4,211	2,156,490
Other regulatory charges (credits) - net	18,040	—	18,040
Total	10,484,851	101,353	10,586,204

OPERATING INCOME	3,497,082	(47,910)	3,449,172

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	195,010	—	195,010
Interest and investment income	850,715	(269,268)	581,447
Miscellaneous - net	(10,538)	(12,581)	(23,119)
Total	1,035,187	(281,849)	753,338

INTEREST EXPENSE
Interest expense	1,349,909	318,559	1,668,468
Allowance for borrowed funds used during construction	(83,012)	—	(83,012)
Total	1,266,897	318,559	1,585,456

INCOME BEFORE INCOME TAXES	3,265,372	(648,318)	2,617,054

Income taxes	620,698	(68,366)	552,332

CONSOLIDATED NET INCOME	2,644,674	(579,952)	2,064,722

Preferred dividend requirements of subsidiaries and noncontrolling interests	19,105	1,997	21,102

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,625,569	$(581,949)	$2,043,620

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.72	($1.27)	$4.45
DILUTED	$5.64	($1.25)	$4.39

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			459,118,107
DILUTED			465,531,748
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,507,347	$—	$12,507,347
Natural gas	157,392	—	157,392
Other	—	65,308	65,308
Total	12,664,739	65,308	12,730,047

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,246,564	26,756	2,273,320
Purchased power	1,169,853	19,055	1,188,908
Nuclear refueling outage expenses	122,078	—	122,078
Other operation and maintenance	2,910,034	44,807	2,954,841
Asset write-offs, impairments, and related charges (credits)	12,795	(24,641)	(11,846)
Decommissioning	226,684	313	226,997
Taxes other than income taxes	810,961	2,820	813,781
Depreciation and amortization	2,063,937	6,637	2,070,574
Other regulatory charges (credits) - net	(234,791)	—	(234,791)
Total	9,328,115	75,747	9,403,862

OPERATING INCOME	3,336,624	(10,439)	3,326,185

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	193,060	—	193,060
Interest and investment income	533,249	(293,069)	240,180
Miscellaneous - net	(100,184)	(8,965)	(109,149)
Total	626,125	(302,034)	324,091

INTEREST EXPENSE
Interest expense	1,108,638	245,885	1,354,523
Allowance for borrowed funds used during construction	(78,880)	—	(78,880)
Total	1,029,758	245,885	1,275,643

INCOME BEFORE INCOME TAXES	2,932,991	(558,358)	2,374,633

Income taxes	621,049	(66,378)	554,671

CONSOLIDATED NET INCOME	2,311,942	(491,980)	1,819,962

Preferred dividend requirements of subsidiaries and noncontrolling interests	9,028	1,997	11,025

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,302,914	$(493,977)	$1,808,937

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.28	($1.13)	$4.15
DILUTED	$5.18	($1.11)	$4.07

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			436,362,749
DILUTED			444,900,016
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2026 vs. 2025
(Dollars in thousands)
(Unaudited)
	2026	2025	Variance

OPERATING ACTIVITIES
Consolidated net income	$945,569	$698,424	$247,145
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	680,991	646,204	34,787
Deferred income taxes, tax credits, and non-current taxes accrued	500,805	615,477	(114,672)
Asset write-offs, impairments, and related charges	—	12,795	(12,795)
Changes in working capital:
Receivables	(406,885)	(114,995)	(291,890)
Fuel inventory	18,824	25,689	(6,865)
Accounts payable	(96,824)	73,523	(170,347)
Taxes accrued	160,408	166,285	(5,877)
Interest accrued	88,882	20,824	68,058
Deferred fuel costs	(32,601)	73,247	(105,848)
Customer advances - current	362,706	(10,378)	373,084
Other working capital accounts	6,685	(13,022)	19,707
Changes in provisions for estimated losses	4,465	12,910	(8,445)
Changes in other regulatory assets	(12,856)	130,228	(143,084)
Changes in other regulatory liabilities	(116,346)	123,808	(240,154)
Change in customer advances - non-current	18,100	—	18,100
Changes in pension and other postretirement funded status	(45,413)	(48,916)	3,503
Other	158,424	(277,308)	435,732
Net cash flow provided by operating activities	2,234,934	2,134,795	100,139
INVESTING ACTIVITIES
Construction/capital expenditures	(2,712,543)	(1,888,823)	(823,720)
Allowance for equity funds used during construction	61,413	44,854	16,559
Nuclear fuel purchases	(67,105)	(36,990)	(30,115)
Payment for purchase of plant	—	(1,909)	1,909
Proceeds from sale of business and assets	—	506,781	(506,781)
Changes in securitization account	(8,647)	(8,020)	(627)
Payments to storm reserve escrow accounts	(2,810)	(3,172)	362
Decrease (increase) in other investments	(8,395)	(45,110)	36,715
Proceeds from nuclear decommissioning trust fund sales	510,373	378,343	132,030
Investment in nuclear decommissioning trust funds	(520,719)	(416,497)	(104,222)
Net cash flow used in investing activities	(2,748,433)	(1,470,543)	(1,277,890)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,030,999	523,969	2,507,030
Treasury stock	1,755	10,728	(8,973)
Common stock	912,458	—	912,458
Retirement of long-term debt	(1,414,493)	(1,429,366)	14,873
Changes in commercial paper - net	(1,437,299)	939,289	(2,376,588)
Customer advances received for construction	385,951	99,188	286,763
Customer advances used for construction	(305,190)	(188,224)	(116,966)
Other	(6,454)	(5,979)	(475)
Dividends paid:
Common stock	(298,653)	(267,939)	(30,714)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	864,494	(322,914)	1,187,408
Net increase in cash and cash equivalents	350,995	341,338	9,657
Cash and cash equivalents at beginning of period	3,854,045	1,175,631	2,678,414
Cash and cash equivalents at end of period	$4,205,040	$1,516,969	$2,688,071

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$327,199	$315,677	$11,522
Income taxes - net (includes proceeds from the transfer of production tax credits to third parties)	$(222,357)	$(405,174)	$182,817

Noncash investing activities:
Accrued construction expenditures	$(94,155)	$(31,537)	$(62,618)

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date September 30, 2026 vs. 2025
(Dollars in thousands)
(Unaudited)
	2026	2025	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,824,194	$1,532,800	$291,394
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,007,130	1,901,408	105,722
Deferred income taxes, tax credits, and non-current taxes accrued	721,695	846,751	(125,056)
Asset write-offs, impairments, and related charges	18,059	12,795	5,264
Changes in working capital:
Receivables	(632,376)	(390,040)	(242,336)
Fuel inventory	13,145	20,837	(7,692)
Accounts payable	37,294	20,084	17,210
Taxes accrued	172,609	177,515	(4,906)
Interest accrued	134,390	43,691	90,699
Deferred fuel costs	(164,173)	(189,958)	25,785
Customer advances - current	1,103,683	293,414	810,269
Other working capital accounts	(112,081)	(71,842)	(40,239)
Changes in provisions for estimated losses	(19,145)	(25,534)	6,389
Changes in other regulatory assets	121,414	304,751	(183,337)
Changes in other regulatory liabilities	(83,354)	143,848	(227,202)
Change in customer advances - non-current	153,398	25,000	128,398
Changes in pension and other postretirement funded status	(150,808)	(153,884)	3,076
Other	(188,387)	(559,051)	370,664
Net cash flow provided by operating activities	4,956,687	3,932,585	1,024,102
INVESTING ACTIVITIES
Construction/capital expenditures	(7,743,362)	(5,557,149)	(2,186,213)
Allowance for equity funds used during construction	163,494	128,015	35,479
Nuclear fuel purchases	(266,873)	(166,114)	(100,759)
Payment for purchase of plant and assets	(263)	(3,517)	3,254
Proceeds from sale of business and assets	—	506,781	(506,781)
Insurance proceeds received for property damages	14,282	—	14,282
Changes in securitization account	(8,432)	(4,711)	(3,721)
Payments to storm reserve escrow accounts	(8,361)	(9,980)	1,619
Receipts from storm reserve escrow accounts	—	43,789	(43,789)
Decrease (increase) in other investments	57,153	(46,769)	103,922
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	3,546	(3,546)
Proceeds from nuclear decommissioning trust fund sales	2,058,540	1,091,445	967,095
Investment in nuclear decommissioning trust funds	(2,107,557)	(1,196,708)	(910,849)
Net cash flow used in investing activities	(7,841,379)	(5,211,372)	(2,630,007)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	7,656,847	4,041,918	3,614,929
Treasury stock	13,289	35,267	(21,978)
Common stock	1,929,629	804,631	1,124,998
Retirement of long-term debt	(3,279,359)	(3,029,094)	(250,265)
Changes in commercial paper - net	(525,577)	487,603	(1,013,180)
Customer advances received for construction	1,271,818	831,642	440,176
Customer advances used for construction	(741,411)	(433,705)	(307,706)
Other	(266,129)	(3,815)	(262,314)
Dividends paid:
Common stock	(884,552)	(784,655)	(99,897)
Preferred stock	(13,739)	(13,739)	—
Net cash flow provided by financing activities	5,160,816	1,936,053	3,224,763
Net increase in cash and cash equivalents	2,276,124	657,266	1,618,858
Cash and cash equivalents at beginning of period	1,928,916	859,703	1,069,213
Cash and cash equivalents at end of period	$4,205,040	$1,516,969	$2,688,071

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$1,011,196	$963,577	$47,619
Income taxes - net (includes proceeds from the transfer of production tax credits to third parties)	$(224,658)	$(402,687)	$178,029
Noncash investing activities:
Accrued construction expenditures	$908,486	$545,455	$363,031

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2026 vs. 2025
(Dollars in thousands)
(Unaudited)
	2026	2025	Variance

OPERATING ACTIVITIES
Consolidated net income	$2,064,722	$1,819,962	$244,760
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,642,860	2,523,712	119,148
Deferred income taxes, tax credits, and non-current taxes accrued	890,453	932,763	(42,310)
Asset write-offs, impairments, and related charges (credits)	18,059	(11,846)	29,905
Pension settlement charge	—	2,937	(2,937)
Changes in working capital:
Receivables	(322,169)	(113,864)	(208,305)
Fuel inventory	31,235	6,082	25,153
Accounts payable	55,965	269,191	(213,226)
Taxes accrued	63,177	63,596	(419)
Interest accrued	116,802	30,210	86,592
Deferred fuel costs	(245,324)	(215,743)	(29,581)
Customer advances - current	1,291,456	445,076	846,380
Other working capital accounts	(224,712)	(117,208)	(107,504)
Changes in provisions for estimated losses	(3,895)	(1,367)	(2,528)
Changes in other regulatory assets	101,577	501,221	(399,644)
Changes in other regulatory liabilities	(46,391)	237,956	(284,347)
Change in customer advances - non-current	163,398	25,000	138,398
Changes in pension and other postretirement funded status	(275,110)	(431,659)	156,549
Other	(147,350)	(653,751)	506,401
Net cash flow provided by operating activities	6,174,753	5,312,267	862,485
INVESTING ACTIVITIES
Construction/capital expenditures	(9,871,135)	(7,130,632)	(2,740,503)
Allowance for equity funds used during construction	216,205	171,865	44,340
Nuclear fuel purchases	(353,671)	(268,825)	(84,846)
Payment for purchase of plant	(263)	(280,913)	280,650
Proceeds from sale of business and assets	351,807	506,781	(154,974)
Insurance proceeds received for property damages	14,282	—	14,282
Changes in securitization account	(887)	2,226	(3,113)
Payments to storm reserve escrow accounts	(13,275)	(14,033)	758
Receipts from storm reserve escrow accounts	2,781	43,789	(41,008)
Decrease (increase) in other investments	(9,466)	(50,369)	40,903
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	85,958	(85,958)
Proceeds from nuclear decommissioning trust fund sales	2,477,092	2,177,248	299,844
Investment in nuclear decommissioning trust funds	(2,552,931)	(2,301,862)	(251,069)
Net cash flow used in investing activities	(9,739,461)	(7,058,767)	(2,680,694)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	9,365,374	4,999,024	4,366,350
Treasury stock	14,663	75,613	(60,950)
Common stock	2,261,101	804,631	1,456,470
Retirement of long-term debt	(3,752,065)	(3,883,239)	131,174
Changes in commercial paper - net	(1,282,697)	292,485	(1,575,182)
Customer advances received for construction	2,083,941	1,143,195	940,746
Customer advances used for construction	(970,602)	(505,894)	(464,708)
Other	(274,569)	(13,500)	(261,069)
Dividends paid:
Common stock	(1,174,048)	(1,042,339)	(131,709)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	6,252,779	1,851,657	4,401,122
Net increase in cash and cash equivalents	2,688,071	105,157	2,582,913
Cash and cash equivalents at beginning of period	1,516,969	1,411,812	105,157
Cash and cash equivalents at end of period	$4,205,040	$1,516,969	$2,688,071

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$1,285,903	$1,282,935	$2,968
Income taxes - net (includes proceeds from the transfer of production tax credits to third parties)	$(337,042)	$(369,925)	$32,883

Noncash investing activities:
Accrued construction expenditures	$1,163,078	$740,732	$422,346